              SECOND AMENDED AND RESTATED COMPANY GUARANTY


            SECOND AMENDED AND RESTATED COMPANY GUARANTY, dated as of
May 2, 1994 (as the same may be amended, modified or supplemented from time to time, the "Company Guaranty"), made by Charter Medical Corporation, a Delaware corporation (the "Company" or the "Guarantor"), in favor of the financial institutions from time to time signatories to the Subsidiary Credit Agreement (as hereinafter defined)(the "Lenders"), Bankers Trust Company, as agent (the "Agent") for the Lenders, and First Union National Bank of North Carolina, as co-agent (the "Co-Agent") for the Lenders (the Lenders, the Agent and the Co-Agent, together with their permitted successors and assigns, individually, a "Guaranteed Party" and collectively, the "Guaranteed Parties").


                              W I T N E S S E T H:

            WHEREAS, the Company entered into the Company Guaranty dated as of September 1, 1988 which was amended and restated by the Amended and Restated Company Guaranty dated as of July 21, 1992 (the "1992 Company Guaranty") in favor of the Agent, the Lenders and the Issuing Banks (as defined in the 1992 Company Guaranty), and now desire to amend and restate the 1992 Company Guaranty in its entirety; and

            WHEREAS, the Company (as successor to WAF Acquisition Corporation, a Delaware corporation), certain of the Lenders, the Agent, Wells Fargo Bank National Association and Bank of America National Trust and Savings Association, as co-agents (the "Original Co-Agents"), entered into that certain Credit Agreement dated as of September 1, 1988 which was amended and restated by the Amended and Restated Credit Agreement dated July 21, 1992 (the "1992 Company Credit Agreement"), which is being amended and restated by the Second Amended and Restated Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Company Credit Agreement"), pursuant to which certain of the Lenders made certain loans and commitments to the Company, the terms of which are being amended and restated pursuant to the Company Credit Agreement; and

            WHEREAS, pursuant to the terms and conditions of the Company Credit Agreement, the Lenders have made certain commitments to make additional loans to, and participate in and/or issue letters of credit for the account of, the Company; and

            WHEREAS, certain Subsidiaries of the Guarantor, certain of the Lenders, the Agent and the Original Co-Agents entered into a Credit Agreement dated as of September 1, 1988 which was amended and restated by the Amended and Restated Subsidiary Credit Agreement dated as of July 21, 1992 (the "1992 Subsidiary Credit Agreement"; and together with the 1992 Company Credit Agreement, the "1992 Credit Agreements"), which is being amended and restated by the Second Amended and Restated Subsidiary Credit Agreement dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Credit Agreement"; and, together with the Company Credit Agreement, each a "Credit Agreement" and collectively the "Credit Agreements"), pursuant to which certain of the Lenders made certain loans and commitments to, and participated in certain letters of credit for the benefit of, the Borrowers, the terms of which are being amended and restated pursuant to the Subsidiary Credit Agreement; and

            WHEREAS, pursuant to the terms and conditions of the Subsidiary Credit Agreement, the Lenders have made certain commitments to make additional loans to, and participate in and/or issue letters of credit for the account of, the Borrowers; and

            WHEREAS, the Lenders have agreed to amend and restate the 1992 Credit Agreements upon terms and conditions acceptable to the Company and the Borrowers; and

            WHEREAS, it was a condition precedent to the incurrence of loans and the participation in letters of credit under the 1992 Credit Agreements that the Guarantor execute and deliver to the Guaranteed Parties the 1992 Company Guaranty and it is a condition precedent to the incurrence of loans and the issuance of letters of credit under the Credit Agreements that the Guarantor execute and deliver to the Guaranteed Parties this Company Guaranty; and

            WHEREAS, each Issuing Bank has agreed, among other things, that the Reimbursement Agreements (as defined in the 1992 Credit Agreements) to which it is a party (other than the Credit Documents to the extent the same could be considered Reimbursement Agreements) shall no longer be entitled to the benefits of this Company Guaranty;

            NOW, THEREFORE, in consideration of the premises contained therein and in order to induce the Lenders to make loans and issue letters of credit under the Credit Agreements, the Guarantor hereby agrees as follows:

            SECTION 1. DEFINITIONS. Except as otherwise defined herein, capitalized terms used herein, including in the recital paragraphs, and defined in the Subsidiary Credit Agreement (by reference to the Company Credit Agreement or otherwise) shall be used herein as so defined.

            SECTION 2. GUARANTY. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each Borrower now or hereafter existing, whether for principal, interest (including any interest accruing during a Proceeding (as hereinafter defined) whether or not the claim for such interest is allowable or discharged in such Proceeding), fees, expenses or otherwise (including, without limitation, the Obligation under the Subsidiary Credit Agreement of a Borrower to reimburse drawings honored under a Subsidiary Letter of Credit) and any and all reasonable expenses (including counsel fees and expenses) incurred by the Agent or any Lender in enforcing any rights under this Company Guaranty (collectively, the "Guaranteed Obligations"). Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any set-off or counterclaim, subject to the requirements of the Subsidiary Credit Agreement.

            SECTION 3. GUARANTY ABSOLUTE. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Subsidiary Credit Agreement, the Notes and the other Credit Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or any Lender with respect thereto. This is a guaranty of payment and not of collection, and the liability of the Guarantor under this Company Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Guaranteed Obligations, any waiver, indulgence, renewal, extension, amendment or modification of, or addition, consent or supplement to, or deletion from or any other action or inaction under, or in respect of, either Credit Agreement, any Note, any other Credit Document, or any documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or en-forceability of either Credit Agreement, any Note, any other Credit Document or any other documents, instruments or agreements referred to therein or any assignment or transfer of any thereof; (c) any furnishing of any additional security to the Guaranteed Parties or their assignees or any acceptance thereof or any release of any security by the Guaranteed Parties, or their assignees;
(d) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Company or any Borrower, or any action taken with respect to this Company Guaranty by any trustee or receiver, or by any court, in any such proceeding, whether or not the Guarantor shall have notice or knowledge of any of the foregoing; (f) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of, or consent to, departure from any guaranty or security, for all or any of the Guaranteed Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor. This Company Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Guaranteed Party upon the insolvency, bankruptcy or reorganization of any Borrower or the Guarantor or otherwise, all as though such payment had not been made.

            SECTION 4. WAIVER. To the extent permitted by applicable law, the Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Company Guaranty and any requirement that the Guaranteed Parties protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral.

            SECTION 5. WAIVER OF SUBROGATION. The Guarantor hereby irrevocably waives any claim or right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of the Guaranteed Parties or any collateral which the Agent, any other Guaranteed Party or the Collateral Agent now has or hereafter acquires in connection with the payment, performance or enforcement of such Guarantor's obligations under this Company Guaranty or any other Credit Document whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive, directly or indirectly, in cash or other

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property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full or any commitment of any Guaranteed Party under either Credit Agreement shall not have been irrevocably terminated, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Agent for the benefit of the Guaranteed Parties, and shall forthwith be paid to the Agent to be credited and applied to the Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreements and that the waiver set forth in this Section 5 is knowingly made in contemplation of such benefits.

            SECTION 6. SEVERABILITY. To the extent permitted by applicable law, any provision of this Company Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 7. AMENDMENTS, ETC. No amendment or waiver of any provision of this Company Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be executed in accordance with the terms of the Credit Agreements.

            SECTION 8. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be given to the Company and the Agent at the addresses and in the manner specified in the Company Credit Agreement.

            SECTION 9. NO WAIVER; REMEDIES. No failure on the part of the Guaranteed Parties to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 10. RIGHT OF SET-OFF. In addition to, and not in limitation of, all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence of any Event of Default and whether or not such

Lender or such holder has made any demand or the Guarantor's obligations hereunder have matured, have the right to appropriate and apply to the payment of the Guaranteed Obligations, all deposits (general or special, time or demand, provisional or final) then or thereafter held by, and other indebtedness or property then or thereafter owing by, such Lender or other holder, whether or not related to this Company Guaranty or any transaction hereunder.

            SECTION 11. CONTINUING GUARANTY; TRANSFER OF OBLIGATIONS. This Company Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Guaranteed Obligations and all other amounts payable under this Company Guaranty, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by each of the Guaranteed Parties and its permitted successors, transferees and assigns; PROVIDED that the Company may not assign or transfer any of its interests or obligations hereunder without the prior written consent of the Lenders. Without limiting the generality of the foregoing clause (iii), any Lender may assign in accordance with the terms and provisions of the Subsidiary Credit Agreement to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, any of the Guaranteed Obligations, whereupon each such bank or entity shall become vested with all the rights in respect thereof granted to such Lender herein or otherwise in respect hereof; PROVIDED, HOWEVER, that except as otherwise permitted by the terms and provisions of each of the Credit Agreements, no participant in the Guaranteed Obligations shall be permitted to exercise any right under Section 10 hereof.

            SECTION 12. GOVERNING LAW; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS; SUBMISSION TO JURISDICTION. THIS COMPANY GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS COMPANY GUARANTY OR ANY DOCUMENT RELATED HERETO MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS COMPANY GUARANTY, THE GUARANTOR HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THE AFORESAID COURTS SOLELY FOR THE PURPOSE OF ADJUDICATING ITS RIGHTS OR THE RIGHTS OF THE GUARANTEED PARTIES WITH RESPECT TO THIS COMPANY GUARANTY OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM, LOCATED AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS THE DESIGNEE, APPOINTEE AND

AGENT OF THE GUARANTOR OR SUCH BORROWER, TO RECEIVE, FOR AND ON BEHALF OF THE GUARANTOR OR SUCH BORROWER, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS COMPANY GUARANTY OR ANY DOCUMENT RELATED HERETO AND SUCH SERVICE SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, BE DEEMED COMPLETED TEN DAYS AFTER DELIVERY THEREOF TO SAID AGENT. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY MAIL TO THE GUARANTOR AT ITS ADDRESS SET FORTH IN THE COMPANY CREDIT AGREEMENT, BUT THE FAILURE OF THE GUARANTOR TO RECEIVE SUCH COPY SHALL NOT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS,
WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS IN RESPECT OF THIS COMPANY GUARANTY OR ANY DOCUMENT RELATED THERETO. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

            SECTION 13. SUBORDINATION OF BORROWER'S OBLIGATIONS TO THE GUARANTOR. As an independent covenant, the Guarantor hereby expressly covenants and agrees for the benefit of the Guaranteed Parties that all obligations and liabilities of each Borrower to the Guarantor of whatsoever description including, without limitation, all intercompany receivables of the Guarantor from a Borrower ("Junior Claims") shall be subordinate and junior in right of payment to all Obligations of each Borrower and the Company, as the case may be, to the Guaranteed Parties, including, without limitation, interest accrued during any Proceeding (as hereinafter defined) on the Obligations whether or not the claim for such interest is allowable or discharged in such Proceeding ("Senior Claims").

            If an Event of Default shall occur and the Senior Claims shall have been declared due and payable then, unless and until such Event of Default shall have been cured or shall have ceased to exist, no direct or indirect payment (in cash, property, securities by setoff or otherwise) shall be made by any Borrower to the Guarantor on account of, or in any manner in respect of, any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims.

            Notwithstanding anything to the contrary set forth in the immediately preceding paragraph of this Section 13, in the event of a Proceeding, all Senior Claims shall first be paid in full before any direct or indirect payment or distribution (in cash, property, or securities, by setoff or otherwise) shall be made to the Guarantor on account of or in any manner in respect of any Junior Claim except such payments and distributions the proceeds of which shall be applied to the payment of Senior Claims. For the purposes of this Agreement, "Proceeding" means the occurrence of any of the following events: the Company or any Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or any involuntary case is commenced against the Company or any Borrower; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or any Borrower, or the Company or any Borrower commences any other proceedings under any reorganization arrangement, adjustment of debt, relief of debtor, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Borrower; or the Company or any Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property; or the Company or any Borrower makes a general assignment for the benefit of creditors; or the Company or any Borrower shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any Borrower shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or the Company or any Borrower shall by any act or failure to act indicate its consent to, approval of, or acquiescence in, any of the foregoing; or any corporate action shall be taken by the Company or any Borrower for the purpose of effecting any of the foregoing.

            In the event any direct or indirect payment or distribution is made to the Guarantor in contravention of this Section 13, such payment or distribution shall be deemed received in trust for the benefit of the Agent and the Lenders and shall be immediately paid over to the Agent for application in accordance with the terms of the Credit Agreements.

            The Guarantor agrees to execute such additional documents as the Agent may request to evidence the subordination provided for in this Section l3.

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            By its execution and delivery of this Company Guaranty, each
Borrower hereby acknowledges and agrees to the subordination provided for in this Section l3.

            14. AMENDMENT AND RESTATEMENT. This Company Guaranty constitutes an amendment and restatement of the 1992 Company Guaranty amended hereby (the "Original Instrument"), and such Original Instrument shall continue in effect on and after the date hereof as so amended and restated. The parties do not intend that this Company Guaranty constitute a novation, termination, release or satisfaction of the Original Instrument, or constitute payment or satisfaction of any indebtedness or other obligation secured by the Original Instrument.


            SECTION 15. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS COMPANY GUARANTY OR ANY OTHER CREDIT DOCUMENT OR ANY MATTER ARISING IN CONNECTION HEREUNDER OR THEREUNDER.

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            IN WITNESS WHEREOF, the Guarantor has caused this Company Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       CHARTER MEDICAL CORPORATION



                                       By /s/ James R. Bedenbaugh
                                         ---------------------------
                                         Name:  James R. Bedenbaugh
                                         Title: Treasurer


ACKNOWLEDGED AND AGREED TO
AS APPLICABLE TO THE BORROWERS:

EACH OF THE BORROWERS LISTED ON
ANNEX I HERETO



By /s/ Charlotte A. Sanford
  -------------------------
   Charlotte A. Sanford, in
   her capacity as Treasurer
   for each of the Borrowers
   listed on Annex I hereto

                                     ANNEX I

                  SECOND AMENDED AND RESTATED COMPANY GUARANTY

         I.    LETTERS OF CREDIT

               Charter Behavioral Health System of New Mexico, Inc.
               Charter Behavioral Health System of Charleston, Inc.
               Charter Behavioral Health System of Northwest Arkansas, Inc. Charter Behavioral Health System of Central Georgia, Inc. Charter Fairmount Behavioral Health System, Inc.
               Charter Forest Behavioral Health System, Inc.
               Charter Hospital of St. Louis, Inc. (Greenville)
               Charter Palms Behavioral Health System, Inc.
               Charter Plains Behavioral Health System,  Inc.
               Charter Ridge Behavioral Health System, Inc.
               Charter Rivers Behavioral Health System, Inc.
               Charter Springs Behavioral Health System, Inc.
               CMSF, Inc. (Glade)

         II.   SUBSIDIARY LOANS

               Charter Behavioral Health System of Northern California, Inc. Charter Behavioral Health System of Northwest Indiana, Inc. Charter Hospital of St Louis, Inc. (Orlando South)
               Charter Indianapolis Behavioral Health System, Inc.
               Charter Lakeside Behavioral Health System, Inc.
               Charter Mission Viejo Behavioral Health System, Inc.
               Charter San Diego Behavioral Health System, Inc.
               Charter South Bend Behavioral Health System, Inc.
               Charter Terre Haute Behavioral Health System, Inc.
               Charter Woods Behavioral Health System, Inc.